UNITED STATES OF AMERICA
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549





                                  FORM 8-K


                               CURRENT REPORT


                       WORLDNET RESOURCE GROUP, INC.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)

          UTAH                                           91-2063239
- ----------------------------                        -----------------------
(State or other jurisdiction                        (I.R.S. Employer
 of Incorporation)                                   Identification Number)


                         COMMISSION FILE #000-28225

                             920 N. Nash Street
                        El Segundo, California 90245
        (Address, including zip code of Principal Executive Offices)


               Changes in Registrant's Certifying Accountant


                          Stephen Brown, President
                       Worldnet Resource Group, Inc.
                             920 N. Nash Street
                        El Segundo, California 90245
                               (310) 607-0060



ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

For the December 31, 2000, year-end filing of the 10-KSB, Worldnet Resource Group, Inc., (the "Company") will retain the services of AJ Robbins, PC. The engagement of A.J. Robbins, PC as Independent Accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2000 was approved by the Company's Board of Directors on March 23, 2001. Furthermore, the Company will not be using Singer, Lewak, Greenbaum and Goldstein, LLP as its new independent accountant as previously mentioned in the Form 8-K filed on March 15, 2001, and Form 8-K/A filed on March 16, 2001. The Company received a formal notification that Singer, Lewak, Greenbaum and Goldstein ("SLGG") had not accepted the engagement to be the Company's principal Independent Public Accountants. SLGG stated that they had completed their client acceptance procedures and that they had decided not to accept the Company as a client. The declination was not for any financial discrepancies. SLGG had never formally accepted the Company as a client and therefore never issued reports on the Company's financial statements.


                                 SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WORLDNET RESOURCE GROUP, INC.



Date: March 29, 2001                    By: /S/ Stephen Brown
                                        ---------------------
                                        Stephen Brown
                                        CEO, President and Chairman


Date: March 29, 2001                    By: /S/ Noel Navarro
                                        ---------------------
                                        Noel Navarro
                                        CFO, Secretary and Treasurer